SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	August 21, 2006

(Date of earliest event reported):	August 15, 2006

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10021-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2006 Registrant entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. (the “Underwriter”) pursuant to which Registrant agreed to sell 15,000,000 shares of its Carolina Group Stock (the “Shares”) to the Underwriter at a price per Share of $58.45, for resale by the Underwriters pursuant to Registration Statement No. 333-132334. On August 18, 2006 the sale of the Shares pursuant to the Underwriting Agreement was completed, resulting in net proceeds to Registrant of approximately $876.8 million before expenses.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:

Exhibit Reference
Exhibit
Number	Description

10.1	Underwriting Agreement, dated August 15, 2006, between Loews Corporation and J.P. Morgan Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: August 21, 2006	By:	/s/ Gary W. Garson
(Signature)
Gary W. Garson
Senior Vice President
General Counsel and Secretary